CERTIFICATE OF FORMATION

                                       OF

                                   WODFI LLC


         This Certificate of Formation of WODFI LLC (the "Company"), dated as of July 7, 1999, has been duly executed and is being filed by Jon A. Brilliant, an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. Section 18-101, et seq.)

         FIRST. The name of the limited liability company formed hereby is WODFI LLC.

         SECOND. The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

         THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware are c/o corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805.

         IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Formation as of the date first above written.



                                             /s/ Jon A. Brilliant
                                             --------------------
                                             Jon A. Brilliant
                                             Authorized Person